Exhibit 10.96

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

This Assignment and Assumption of Purchase Agreement (“Assignment”) is entered into between KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Assignor”) and KBS INDUSTRIAL PORTFOLIO, LLC (“Assignee”), as of June 29, 2007 (“Effective Date”).

RECITALS

A. Pursuant to the terms of that certain Purchase Agreement effective as of June 1, 2007, by and between MBS ARLINGTON LIMITED PARTNERSHIP, a Delaware limited partnership, as seller, and Assignor, as buyer (as amended, the “Purchase Agreement”), Assignor agreed to acquire the Subject Property (as such term is defined in the Purchase Agreement) commonly referred to as the Corporate Express project.

B. Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignee, and Assignee desires to assume all of said rights, benefits, liabilities and obligations.

NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. Recitals. The above recitals are incorporated herein by reference.

2. Assignment and Assumption. Assignor hereby transfers, assigns and conveys, without recourse, representation or warranty, express or implied, all of Assignor’s rights, interests, liabilities and obligations in and to the Subject Property, and all of Assignor’s rights, interests, liabilities and obligations under the Purchase Agreement (and related documents) to acquire same to Assignee. Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents) relating to such Subject Property and the Purchase Agreement (and related documents) assigned to it above.

3. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.

4. Attorneys’ Fees. In the event any party institutes any action or proceeding against the other party with regard to this Assignment, the prevailing party of such action shall be entitled to recover from the nonprevailing party (in addition to all other remedies provided by law) its attorneys’ fees and costs incurred in such action or proceeding.

5. Release Under Purchase Agreement. Upon consummation of the transactions contemplated by the Purchase Agreement, Assignor shall be automatically released from its obligations under the Purchase Agreement.

6. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

Executed as of the date set forth above.

ASSIGNOR:

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

ASSIGNEE:

KBS INDUSTRIAL PORTFOLIO, LLC, a Delaware limited liability company

By:	KBS REIT ACQUISITION XX, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

2